WillScot Elects Donald Slager to Board of Directors

SCOTTSDALE, Ariz. (October 7, 2026) -- WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced that, as part of its ongoing board refreshment efforts, the WillScot Board of Directors (the “Board”) has unanimously elected Donald (Don) Slager as an independent director effective October 7, 2026.

Worthing Jackman, Executive Chairman of WillScot, commented, “We are fortunate to welcome Don to WillScot’s Board. Our ongoing refreshment process is focused on maintaining the right mix of skills, experience and perspectives to support the Company’s long-term success. Don’s strategic and operational leadership, corporate governance expertise and experience guiding businesses through transformation and complex operating environments will further strengthen the Board and provide valuable perspective as WillScot pursues the opportunities ahead.”

Tim Boswell, CEO of WillScot, commented, “Don has a decades-long record of leading public companies through transformation and creating shareholder value. His experience guiding businesses through periods of growth and evolution will provide valuable strategic insight as we execute our long-term objectives and realize the full potential of WillScot. I have enjoyed getting to know Don and look forward to working with him as we strengthen execution and deliver sustainable value for our shareholders.”

Mr. Slager has been appointed to serve on the Audit Committee and Compensation Committee of the Board.

About Donald (Don) Slager

Mr. Slager served as President and Chief Executive Officer of Republic Services, Inc. (Republic) (NYSE: RSG), a leader in the environmental services industry, from 2011 until his retirement in 2021. Before becoming Chief Executive Officer, he served as Republic’s President and Chief Operating Officer beginning in December 2008. He previously served as President and Chief Operating Officer of Allied Waste Industries, Inc. (Allied Waste) from 2005 until its merger with Republic in 2008 and as Allied Waste’s Executive Vice President and Chief Operating Officer from 2003 to 2004. Mr. Slager also served as a Director of Republic from 2010 to 2021.

An experienced public company director, Mr. Slager currently serves on the boards of Martin Marietta Materials, Inc. (NYSE: MLM) and Eastman Chemical Company (NYSE: EMN). At Martin Marietta, a leading supplier of aggregates and other building materials, he is Lead Independent Director and a member of the Executive Committee and Nominating & Corporate Governance Committee, and Chair of the Management Development & Compensation Committee. At Eastman Chemical, a global specialty materials company, he is an independent director and a member of the Audit Committee, Finance Committee, and Environmental, Safety & Sustainability Committee.

About WillScot

WillScot (Nasdaq: WSC) is a leading provider of innovative turnkey space solutions in North America, helping customers keep projects moving and operations running. The Company partners with critical industries including construction, manufacturing, healthcare, government, energy and education to deliver the right solutions coupled with a high level of customer service. WillScot’s comprehensive portfolio of products – including modular complexes, dry and cold storage containers, blast-resistant buildings, clearspan industrial structures, fencing, and add-on furnishings and equipment – is customizable and flexible to support any project need. Headquartered in Scottsdale, Ariz., WillScot operates from a network of approximately 240 branch locations in the U.S., Canada, and Mexico.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance,” “see,” “have confidence” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor inquiries:
Charlie Wohlhuter
Investors@willscot.com

Media inquiries:
Juliana Welling
Media@willscot.com

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